UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant   ☑                                     Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

UNUM GROUP

(Name of Registrant as Specified in Its Charter)

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☐	Fee paid previously with preliminary materials.

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May 18, 2012

Dear Fellow Shareholder,

According to our latest records, we have not yet received your vote for the important Annual Meeting of Shareholders of Unum Group to be held on May 24, 2012.

Enclosed with this letter is the Notice of Internet Availability of Proxy Materials we previously sent to you, which provides instructions on how to access the proxy materials and vote your shares online. Your Board of Directors recommends that shareholders vote FOR all of the proposals on the agenda.

Your vote is important, no matter how many or how few shares you own. If you have not already done so, please vote your shares TODAY.

Thank you for your cooperation.

Sincerely,

Susan N. Roth

Vice President, Transactions, SEC and Corporate Secretary

YOUR VOTE IS IMPORTANT!

Remember, you can vote your shares via the Internet.

Please follow the easy instructions on the enclosed notice.

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE, at 1-888-750-5834.